UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2022, Casella Waste Systems, Inc. (the “Company”) announced the appointment of Kevin J. Drohan as Vice President and Chief Accounting Officer, effective as of April 1, 2022. Mr. Drohan succeeds Christopher B. Heald, who retired from his position as Vice President of Finance, Chief Accounting Officer, effective as of March 31, 2022, and transitioned into the role of Finance Advisor.
Mr. Drohan, 41, has served as the Company’s Corporate Controller since August 2021. From 2015 until August 2021, Mr. Drohan served as Corporate Controller of Sprague Resources, LP (“Sprague”), a publicly traded regional provider of industrial, commercial and residual energy products. From 2007 to 2015, Mr. Drohan held various finance and accounting roles of increasing responsibility at Sprague. Prior to Sprague, Mr. Drohan held accounting and audit roles at Stanley Black & Decker, EY, and BerryDunn. Mr. Drohan holds a Master’s in Business Administration from the University of New Hampshire, a Bachelor of Science in Business Administration with an Accounting Concentration from the University of New Hampshire, and is a Certified Public Accountant in the State of New Hampshire.
In connection with his appointment as Vice President and Chief Accounting Officer, the Company entered into an employment agreement with Mr. Drohan, effective as of April 1, 2022 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Drohan will receive an annual base salary of $250,000. He will also be eligible to receive a bonus consisting of (i) a cash bonus of up to 50% of his annual base salary, (ii) the issuance of additional stock options, restricted stock units (“RSUs”) or performance-based stock units (“PSUs”) or (iii) a combination of both cash and stock options, RSUs or PSUs, in each case in an amount to be determined by the Compensation and Human Capital Committee after the conclusion of each fiscal year.
In the event of a termination of Mr. Drohan’s employment without “cause” (as such term is defined in the Employment Agreement) or for “good reason” (as such term is defined in the Employment Agreement), he will be entitled to (a) payment of an amount equal to the sum of (i) the highest annual base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs; (b) an amount in cash equal to (i) any accrued but unpaid base salary, (ii) any bonus relating to the prior fiscal year which, as of the date of termination, has been determined by the Company but not yet paid prior to the date of termination, and (iii) any vacation accrued but unused prior to the date of termination; (c) healthcare benefits for a period of one year from the date of termination; and (d) the accelerated vesting of any stock options, RSUs or other equity grants that have been issued by the Company to Mr. Drohan.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
There are no family relationships between Mr. Drohan and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Drohan has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Casella Waste Systems, Inc. and Kevin Drohan effective as of April 1, 2022.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: March 31, 2022	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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